Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Javier Rampolla, the Chief Financial Officer of Sensus Healthcare, Inc. (the “Company”), certify that, to my knowledge:

(1)	the Quarterly Report for the Company on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered therein.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer

May 11, 2020